Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in the Statements of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 179 to the Registration Statement of Deutsche DWS Global/International Fund, Inc. (Form N-1A, No. 033-05724 ) of our report dated December 23, 2019 on the financial statements and financial highlights of DWS ESG Global Bond Fund (one of the Funds constituting Deutsche DWS Global/International Fund, Inc.) included in the Fund’s Annual Report for the fiscal year ended October 31, 2019, and our reports dated October 28, 2020 on the financial statements and financial highlights of DWS International Growth Fund and DWS ESG International Core Equity Fund (two of the Funds constituting Deutsche DWS Global/International Fund, Inc.) included in each Fund’s Annual Report for the fiscal year ended August 31, 2020.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

November 24, 2020